Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 (“Registration Statement”) of our report dated March 31, 2014 (except for note 1 as it relates to stock splits and note 3, as to which the date is October 17, 2014), relating to the consolidated financial statements of LendingClub Corporation as of and for the year ended December 31, 2013, appearing in Exhibit 99.1, which is incorporated by reference into such Registration Statement.

/s/ Deloitte & Touche LLP

November 29, 2014

San Francisco, CA